Exhibit 3.20

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

INVESTMENT MANAGEMENT ACQUISITION COMPANY, LLC

(Pursuant to Section 18-202 of the Limited Liability Company Act of the State of Delaware)

Investment Management Acquisition Company, LLC, a Delaware limited liability company (the “Company”), does hereby certify:

FIRST: The name of the limited liability company is Investment Management Acquisition Company, LLC.

SECOND: The certificate of formation of the Company (the “Certificate”) is hereby amended by striking the First section thereof and by substituting in lieu of said section the following new section:

“FIRST. The name of the limited liability company formed hereby is NWQ Investment Management Company, LLC.”

THIRD: This Certificate of Amendment shall become effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, INVESTMENT MANAGEMENT ACQUISITION COMPANY, LLC has caused this Certificate of Amendment to be executed on the 1st day of August, 2002.

INVESTMENT MANAGEMENT
ACQUISITION COMPANY, LLC

By:	/s/ Alan G. Berkshire
Name: Alan G. Berkshire
Title: President